UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

500 W. Illinois, Suite 100
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Issuance and Sale of Senior Notes
     On June 13, 2011, Basic successfully completed the issuance and sale of $200,000,000 aggregate principal amount of additional 7 3/4% Senior Notes due 2019 (the “Notes”). The Notes are Additional Notes issued pursuant to an indenture dated as of February 15, 2011 (the “Indenture”), by and among Basic, the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”). These Additional Notes are identical to and will be treated together with the $275,000,000 aggregate principal amount of Notes issued February 15, 2011 as a single class of debt securities under the Indenture and will trade as a single class.
     The Notes are jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of Basic’s current subsidiaries other than three immaterial subsidiaries (such guarantors, the “Guarantors”). The Notes and the Guarantees rank (i) equally in right of payment with any of Basic’s and the subsidiary guarantors’ existing and future senior indebtedness, including Basic’s existing 7.125% Senior Notes due 2016 and the related guarantees, and (ii) effectively junior to all existing or future liabilities of Basic’s subsidiaries that do not guarantee the Notes and to Basic’s and the subsidiary guarantors’ existing or future secured indebtedness to the extent of the value of the collateral therefor.
     The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     The purchase price for the Notes and Guarantees was 101.000% of their principal amount, plus accrued interest from February 15, 2011. Basic received net proceeds from the issuance and sale of the Notes of approximately $196.4 million, after discounts and estimated offering expenses. Basic intends to use the net proceeds from the offering to fund a portion of the $180 million purchase price for the previously announced Maverick Companies Acquisition and for general corporate purposes. The closing of the Maverick Companies Acquisition was not a condition to the closing of the offering. In the event that the Maverick Companies Acquisition is not consummated, Basic will use a substantial portion of the net proceeds to redeem a portion of its 7.125% Senior Notes due 2016.
     Interest on the Notes accrues from and including February 15, 2011 at a rate of 7.75% per year. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2011. The Notes mature on February 15, 2019.
     The Indenture contains covenants that, among other things, limit Basic’s ability and the ability of certain of its subsidiaries to:
•	incur additional indebtedness;

•	pay dividends or repurchase or redeem capital stock;

•	make certain investments;

•	incur liens;

•	enter into certain types of transactions with its affiliates;

•	limit dividends or other payments by Basic’s restricted subsidiaries to Basic; and

•	sell assets or consolidate or merge with or into other companies.
These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications. Additionally, during any period of time that the Notes have a Moody’s rating of Baa3 or higher or an Standard & Poor’s rating of BBB- or higher and no default has occurred and is then continuing, certain of the restrictive covenants contained in the Indenture will cease to apply.

     Basic may, at its option, redeem all or part of the Notes, at any time on or after February 15, 2015 at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest to the date of redemption.
     At any time before February 15, 2014, Basic, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price of 107.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, as long as:
•	at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and

•	such redemption occurs within 90 days of the date of the closing of any such qualified equity offering.
     In addition, at any time before February 15, 2015, Basic may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus an applicable premium and accrued and unpaid interest to the date of redemption.
     If Basic experiences certain kinds of changes of control, holders of the Notes will be entitled to require Basic to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
     A copy of the Indenture and the form of the Global Note included as Exhibit A to the Indenture were previously filed as Exhibit 4.2 and Exhibit 4.3, respectively, to Basic’s Form 8-K filed on February 18, 2011, and are incorporated herein by reference, and the above description of the Indenture and Notes contained herein is qualified in its entirety by the full text of such instruments.
     Registration Rights Agreement
     On June 13, 2011, in connection with the closing of the Notes offering, Basic and each of the Guarantors under the Indenture (the Guarantors, together with Basic, the “Issuers”) entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or liquidated damages upon a Registration Default (as defined in the Registration Rights Agreement)) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the guarantees thereof, (b) to use their reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the shelf registration statement, to be declared effective under the Securities Act and (c) to use their reasonable best efforts to consummate the exchange offer within 270 days following February 15, 2011. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.
     A copy of the Registration Rights Agreement is being filed as Exhibit 4.3 hereto and is incorporated herein by reference. The above description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in the captions “Issuance and Sale of Senior Notes” and “Registration Rights Agreement,” including the summaries of the Indenture, Notes and the Registration Rights Agreement contained therein, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

4.1	Indenture dated as of February 15, 2011, among Basic as issuer, the guarantors named therein and Wells Fargo Bank, N.A., a national banking association, as trustee (incorporated by reference to Exhibit 4.2 to Basic’s Form 8-K filed on February 15, 2011).

4.2	Form of 7 3/4% Senior Note due 2019 (included as Exhibit A to Exhibit 4.2 of Basic’s Form 8-K filed on February 15, 2011 and incorporated herein by reference).

4.3*	Registration Rights Agreement dated as of June 13, 2011, by and among Basic, the Guarantors named therein and the initial purchasers party thereto.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: June 13, 2011	By:	/s/ Alan Krenek
	Name:	Alan Krenek
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of February 15, 2011, among Basic as issuer, the guarantors named therein and Wells Fargo Bank, N.A., a national banking association, as trustee (incorporated by reference to Exhibit 4.2 to Basic’s Form 8-K filed on February 18, 2011).

4.2	Form of 7 3/4% Senior Note due 2019 (included as Exhibit A to Exhibit 4.2 of Basic’s Form 8-K filed on February 18, 2011 and incorporated herein by reference).

4.3*	Registration Rights Agreement dated as of June 13, 2011, by and among Basic, the Guarantors named therein and the initial purchasers party thereto.

*	Filed herewith.